Exhibit 99.1

Arena Reports Third Quarter Financial Results with Strong Cash Position, Advancing Etrasimod Into a Phase 3 Registrational Program in Atopic Dermatitis

- Delivered compelling topline results from ADVISE Ph 2b trial evaluating etrasimod in atopic dermatitis; advancing into a Ph 3 registrational program

- Initiated etrasimod trials: ELEVATE UC 12 Ph 3, GLADIATOR UC and alopecia areata Ph 2

- Completed enrollment of CAPTIVATE Ph 2b trial evaluating olorinab in irritable bowel syndrome (IBS) pain, topline data expected Q1 2020

- Completed first-in-human Ph 1 trial for APD418

- Completed launch of Longboard Pharmaceuticals (formerly Arena Neuroscience)

- Cash, cash equivalents and marketable securities of ~$1.2bn as of September 30, 2020

- Arena to host conference call and webcast today at 4:30 PM ET to discuss ADVISE results and corporate updates

SAN DIEGO, Calif., November 9, 2020 - Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the third quarter ended September 30, 2020.

"Over the quarter we made significant progress across our pipeline – most importantly with the results from the ADVISE trial giving us confidence to move expeditiously into a registrational program. Additionally, we initiated the ELEVATE UC 12, GLADIATOR UC and alopecia areata trials. We completed enrollment of the CAPTIVATE Phase 2b trial for olorinab, keeping us on track for expected topline data in Q1. In addition, we have completed the Phase 1 trial of APD418 and have plans to initiate our Phase 2 program in 2021. We also successfully spun-off our neurology franchise with the inception of Longboard Pharmaceuticals, to help unlock the value of those assets," said Amit D. Munshi, President and CEO of Arena. "We are optimistic about the next 12-18 months as we continue our efforts to build long-term value for all of our stakeholders and execute on key catalysts."

Program Updates

•	Etrasimod atopic dermatitis (AD) ADVISE Phase 2b trial delivered topline results; moving forward into a Phase 3 registrational program
•

Etrasimod ELEVATE UC 52 Phase 3 trial in ulcerative colitis (UC) ongoing and on track to complete enrollment by year-end 2020, with the 52-week treatment period ending by year-end 2021 and data expected shortly thereafter; ELEVATE UC 12 Phase 3 trial was initiated, continues to make strong progress with data expected in the same timeframe as UC 52; we continue to monitor the impact of the COVID-19 resurgence on study enrollment for both UC 52 and UC 12

•	Etrasimod GLADIATOR UC Phase 2 planning; initiation expected in Q1 2021 dependent on COVID-19 impact
•	Etrasimod CULTIVATE Phase 2/3 trial in Crohn's disease (CD) ongoing; confirming topline dose-ranging data in 2021; continue to suspend overall program guidance based on COVID-19 impact
•	Etrasimod eosinophilic esophagitis (EoE) Phase 2b VOYAGE trial with initiation expected in 2020 but dependent on COVID-19 impact
•	Etrasimod alopecia areata (AA) Phase 2 initiated; topline data expected H2 2021

•	Olorinab CAPTIVATE Phase 2b trial in abdominal pain associated with irritable bowel syndrome (IBS-C, IBS-D) enrollment completed; topline data expected Q1 2021
•	APD418 in acute heart failure (AHF) with Fast Track designation; completed the first-in-human Phase 1 trial; APD418 was generally well tolerated; Phase 2 planning ongoing

Business Update

•

In October 2020, Arena announced the launch and the completion of a $56 million financing of Longboard (formerly Arena Neuroscience), an independent company focused on advancing  investigational therapies for rare neurological diseases. Arena shareholders will continue to participate in the value of these assets via Arena's equity position in the new company and potential future royalty streams.

Financial Update

Third Quarter 2020 Financial Results

•	Revenues for the third quarter were $20,000 compared to $1.4 million in the third quarter of 2019
•

Research and development (R&D) expenses for the third quarter totaled $79.8 million compared to $60.3 million in the same period 2019. This increase was primarily driven by our advancing clinical studies, including the etrasimod Phase 3 program, as well as an increase in personnel expenses as we staff to support our clinical programs. The R&D non-cash, share-based compensation was $6.6 million in the third quarter as compared to $6.7 million in the same period 2019

•

Selling, general and administrative (SG&A) expenses for the third quarter totaled $19.0 million, compared to $20.4 million in the third quarter of 2019. This decrease was primarily driven by a decrease in legal, accounting and other professional fees partially offset by an increase in personnel expenses. The SG&A non-cash, share-based compensation was $5.8 million in the third quarter as compared to $6.6 million in the same period 2019

•	Net loss for the third quarter was $97.4 million compared to net loss of $72.9 million for the same period in 2019
•	Basic and diluted net loss per share for the third quarter was $1.69 compared to basic and diluted net loss per share of $1.46 for the same period in 2019
•	Cash, cash equivalents and marketable securities were $1.2 billion at September 30, 2020, as compared to $1.3 billion at June 30, 2020

Financial Outlook for 2020

Arena’s 2020 financial guidance range:

•

Cash used in operating activities for the full-year 2020 is expected to be $345 to $355 million, down compared to our previous guidance of $400 to $430 million. Arena continues to achieve key milestones while 2020 full-year operating expenses decrease due to clinical trial efficiency and continued focus on optimizing spend

Conference Call & Webcast Information

Arena will host a conference call and live webcast the investment community today, Monday, November 9, 2020, at 4:30 PM ET, to discuss the financial results and corporate update.

When: Monday, November 9, 2020, at 4:30 PM ET

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 6166976

Please join the conference call at least 20 minutes early to register. You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the event will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

ARENA Pharmaceuticals is a team with a singular purpose – deliver our important medicines to patients.

In a rapidly changing global market, we work with a sense of urgency every day to understand the needs of all our stakeholders, identify bold, sometimes disruptive, ideas to get our medicines to patients, and relentlessly execute until it’s done.

ARENA - Care More. Act Differently.

Etrasimod, olorinab and APD418 are investigational compounds that are not approved for any use in any country.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “expected,” “will,” “long-term,” “outlook,” and “guidance” and include, without limitation, statements about the following: Arena’s clinical programs, including plans to advance etrasimod into a registrational program in atopic dermatitis, expectations regarding enrollment of study participants and the timing of data readouts for ongoing and anticipated trials, and expectations for the commencement of additional trials; the statements under “Program Updates” above; and Arena’s financial outlook and guidance, including expectations regarding cash to be used in operating activities and the rate of change thereof. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: topline data may not accurately reflect the complete results of a particular study or trial; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena’s drug candidates may not advance in development or be approved for marketing; enrolling patients in Arena’s ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease (COVID-19) pandemic, including but not limited to the impact on Arena’s clinical operations, the operations of Arena’s suppliers, partners, collaborators, licensees, and capital markets, which in each case remains uncertain; risks related to developing and commercializing drugs; Arena will need additional funds to advance all of its programs; the impact of competition; risks related to unexpected or unfavorable new data; the risk that regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; satisfactory resolution of litigation or other disagreements with others; and risks related to the enforcement of Arena’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 27, 2020, and Arena’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on August 5, 2020. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contacts:

Patrick Malloy

Arena Pharmaceuticals, Inc.

Vice President, Investor Relations & Corporate Communications

pmalloy@arenapharm.com

847.987.4878

Megan E. Knight
Arena Pharmaceuticals, Inc.
Director, Investor Relations
mknight@arenapharm.com

858.210.3635

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues
United Therapeutics revenue	$—	$—	$—	$800,000
Royalty revenue	—	811	262	2,725
Collaboration and other revenue	20	539	20	704
Total revenues	20	1,350	282	803,429

Operating Costs & Expenses
Research & development	79,820	60,257	223,299	156,864
Selling, general & administrative	19,002	20,428	68,321	55,373
Transaction costs	—	—	—	14,573
Total operating costs & expenses	98,822	80,685	291,620	226,810
Income (loss) from operations	(98,802)	(79,335)	(291,338)	576,619

Total interest & other income (expense), net	1,364	6,470	8,765	19,580
Income (loss) before income taxes	(97,438)	(72,865)	(282,573)	596,199
Income tax provision	—	—	—	(110,333)
Net income (loss)	$(97,438)	$(72,865)	$(282,573)	$485,866

Net income (loss) per share, basic:	$(1.69)	$(1.46)	$(5.27)	$9.78
Net income (loss) per share, diluted:	$(1.69)	$(1.46)	$(5.27)	$9.39

Shares used in calculating net income (loss) per share, basic:	57,779	49,864	53,608	49,667
Shares used in calculating net income (loss) per share, diluted:	57,779	49,864	53,608	51,763

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	September 30, 2020	December 31, 2019
		1
Assets
Cash & cash equivalents	$460,145	$243,274
Prepaid expenses & other current assets	34,383	20,369
Total available-for-sale investments	741,005	867,229
Land, property & equipment, net	22,913	25,128
Other non-current assets	17,097	18,123
Total assets	$1,275,543	$1,174,123

Liabilities & Stockholders' Equity
Accounts payable & accrued liabilities	$47,647	$41,153
Total lease financing obligations & other long-term liabilities	57,969	61,505
Total stockholders' equity	1,169,927	1,071,465
Total liabilities & stockholders' equity	$1,275,543	$1,174,123

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.